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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): November 23, 1998




                               CAFE ODYSSEY, INC.
             (Exact name of registrant as specified in its charter)



         Minnesota                       0-23243                 31-1487885
(State or other jurisdiction     (Commission File Number)      (IRS Employer
    of incorporation)                                        Identification No.)


             4801 West 81st Street, Suite 112, Bloomington, MN 55437
               (Address of principal executive offices) (Zip Code)



          (Former Name or Former Address, if Changed Since Last Report)

       Registrant's telephone number, including area code: (612) 837-9917





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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         The Company has executed a lease agreement with Irvine Retail Properties Company to lease approximately 18,000 square feet of space for a Cafe Odyssey restaurant in the Irvine Spectrum Center, a dining and entertainment destination in Irvine, California. The lease has an initial term of 10 years, commencing on the earlier of (i) the date the restaurant opens for business or
(ii) September 1, 1999.

         The minimum annual rent is as follows: lease years 1-2, $465,000 per year; years 3-5, $511,500 per year; years 6-10, $562,650 per year; and renewal years 11-15, $618,915 per year. The lease also provides for the monthly payment of 6% of gross sales over the minimum annual rent ("Percentage Rent"). The Company has the right to deduct up to $387,500 from the Percentage Rent as reimbursement for Tenant's Work (as that term is defined in the lease). The lease also requires the Company to pay its proportionate share of real estate taxes, insurance, promotional and media fees and common area costs. In addition, the lease provides for a Tenant Improvement Allowance of up to $1,162,500 provided that the Company has furnished a letter of credit to the landlord by the time the restaurant opens for business. The lease contains a 120-day financing contingency for the Company's benefit.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  None.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       CAFE ODYSSEY, INC.


Date:   December 8, 1998          By:  /s/ Ronald K. Fuller
                                  ----------------------------------------------
                                  Name: Ronald K. Fuller
                                  Title:   President and Chief Operating Officer